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YC/2008.000939.01

Step 7

CONTRIBUTION OF SHARES

On the tenth day of December two thousand eight appeared before me,

Michael Johannes Josephus van Tienen, civil law notary Amsterdam:

Ms Yee Man Chung, with office address at 1069 DA Amsterdam,

Wolbrantskerkweg 40, born at Haarlem on the thirteenth day of April nineteen hundred eighty-two,

in this respect acting as duly authorised representative of:

1.	the company incorporated according to the laws of Nevada:

Remedent, Inc.,

with registered office at 9831 Deurle, Belgium, Xavier de Cocklaan 42, filed at the Secretary of State of Nevada in Nevada, United States of America, under number: C5365-1986;

-	hereinafter referred to as: the “Contributor”;
2.	the private company with limited liability:

Remedent OTC B.V.,

with corporate seat at Rotterdam and address at 3062 ME Rotterdam, Lichtenauerlaan 102-120;

-	hereinafter referred to as: the “Acquirer”.

The powers of attorney will be attached to this deed.

The appearer declared as follows:

-	Contributor and Acquirer have entered into an agreement, hereinafter referred to as: the “Agreement”, regarding the contribution in kind to the Acquirer of the following:
-

four hundred sixty thousand five hundred sixty-eight (460,568) shares in the capital of Sylphar USA Inc, with registered office at 500 N Rainbow Boulevard Ste 300A, Las Vegas, Nevada, United States of America, filed at the Secretary of State of Nevada in Nevada, United States of America, under number: E0689842008-3, being the total outstanding share capital of Sylphar USA Inc, hereinafter referred to as: the “Sylphar USA Shares”;

-

two (2) shares in the capital of Remedent Asia PTE Ltd (to be renamed to: Sylphar Asia PTE Ltd), with registered office at 896 Dunearn Road 03-06CSime Darby Centre, Singapore 589472, Singapore, filed at the Accounting And Corporate Regulatory Authority in Singapore, under number: 200508868G, being the total outstanding share capital of Remedent Asia PTE Ltd, hereinafter referred to as: the “Sylphar Asia Shares”.

-	one hundred (100) shares in the capital of Sylphar N.V., with registered office at 9831 Sint-Martens-Latem, België, Xavier de Cocklaan 42, filed at the Kruispuntbank van Ondernemingen, Belgium, under number: 0892.362.188, being the total outstanding share capital of Sylphar N.V., hereinafter referred to as: the “Sylphar NV Shares”.

The Sylphar USA Shares, the Sylphar Asia Shares and the Sylphar NV Shares are hereinafter jointly referred to as: the “Shares”.

The contribution of the Shares will be under the following conditions:

-	to pay a consideration of one million one hundred sixty euro (€ 1,000,160.00) by Acquirer to Contributor;
-	to allocate and administer the balance of the aggregate value of the Shares and the consideration as share premium in the books of the Acquirer.

CONTRIBUTOR AND ACQUIRER HAVE AGREED AS FOLLOWS:

Article 1. Contribution.

1.	The Contributor contributes and transfers to the Acquirer, who herewith accepts the Shares, in accordance with the Agreement referred to hereinabove.

If however due to various legal restrictions any part of the contribution still has to be legally formalised in any jurisdiction, the contribution has still been executed to the fullest economic extent possible.

2.	The contribution of the Shares has been executed as of today.

Article 2. Consideration.

1.	The Consideration for the Shares amounts to one million one hundred sixty euro (€ 1,000,160.00).
2.

With regard to the consideration Contributor and Acquirer declare that Contributor hereby renounces his claim against Acquirer, which claim consists of the right on payment of aforementioned amount. Aforementioned right of payment of the consideration is hereby converted into a right to repay a loan. Contributor hereby acquires the right on repayment of aforementioned loan by Acquirer. Acquirer hereby declares to repay aforementioned loan to Contributor, under the conditions as agreed upon between Acquirer and Contributor, which will be laid down in a separate document.

3.    Contributor discharges Acquirer for the full payment of the consideration as detailed hereinbefore.

4.	The balance of the aggregate value of the Shares and the consideration will be allocated and administered as share premium in the books of the Acquirer.

Article 3. Article 2:204c Dutch Civil Code.

Article 2:204c Dutch Civil Code is applicable. A copy of the description and auditors report will be attached to this deed.

Article 4. Costs.

The costs of this deed, including fees, disbursements, taxes, contributions insofar as due shall be borne by the Acquirer.

Article 5. Rescission.

Contributor and Acquirer waive the right to rescind this agreement or to demand rescission thereof.

Article 6. Agreement.

The stipulations of aforementioned Agreement remain in force, insofar as the stipulations of this deed do not deviate from them.

Article 7.

This assignment, transfer and contribution will be governed by Dutch law.

FINAL STATEMENT

The parties grant full power of attorney to each managing director of the Sylphar USA Inc, Remedent Asia PTE Ltd and Sylphar N.V. to appear, to sign, to act, to file any notarial instrument, any document, any form, to pay any disbursements, taxes, contributions and fees in relation with the assignment and transfer of the Shares contemplated in this deed.

The appearer is known to me, notary.

THIS DEED,

drawn up to be kept in the notary's custody was executed in Amsterdam on the date first above written.

Before reading out, the contents of this deed was stated and explained in substance to the appearer.

The appearer then declared to be well informed on and to agree with the contents of this deed and not to care for a reading out in full.

Thereupon, after limited reading, this instrument was signed by the appearer and by me, notary.